CONFIDENTIAL MATERIALS

fairness opinion prepared for:

Joule, Inc

Presented to: The Special Committee of the Board of Directors of Joule

March 19, 2004

UPDATA CAPITAL

TABLE OF CONTENTS

INTRODUCTION

- Updata Capital, Inc. ("Updata" or "Updata Capital") has been retained by the Special Committee of the Board of Directors of Joule, Inc. (the "Special Committee") to act as the Special Committee's financial advisor in connection with the Agreement and Plan of Merger dated March XX, 2004, pursuant to which JAC shall be merged with and into the Company, the separate corporate existence of JAC shall cease and the Company shall continue as the surviving corporation. JAC is owned by Emanuel N. Logothetis, Chairman of the Board and Chief Executive Officer of Joule Inc., his sons, Nick M. Logothetis and Steven Logothetis, both of whom are directors of Joule, his wife, Helen Logothetis, his daughter, Julie Logothetis, and John G. Wellman, Jr., President and Chief Operating Officer of Joule.

- This document is meant solely to assist the Special Committee in its evaluation of the Transaction. At no time does Updata seek to advise the Special Committee on a course of action regarding this Transaction. Further, Updata has not been retained to act as Joule's financial advisor with respect to the sale of Joule as a whole. Updata has not solicited other bids to purchase Joule nor has Updata expressed any opinion as to whether any alternative transaction might produce consideration for the stockholders in an amount greater than is implied by the Transaction.

- This document has been prepared solely for the use of the Special Committee in connection with its consideration of the Transaction. This document may not be reproduced, disseminated, quoted or referred to at any time without the prior written consent of Updata Capital.

- This document is based upon publicly available information and selected information provided by the Company's management team. Updata Capital has not independently verified any of this information, and has relied on it being complete and accurate in all material respects. Updata has not obtained an independent appraisal of the Company's assets and liabilities but has relied on the assessment of such assets and liabilities as provided by the Company's management.

- The analysis contained herein has been based on general economic, business, and market information that could be reasonably evaluated as of the date this document was delivered to the Special Committee. Subsequent events that could affect the analyses set forth herein may include adverse changes in industry performance or fundamental changes to the business, financial condition and results of operations of the Company.

SCOPE OF OUR ANALYSIS

SCOPE OF OUR ANALYSIS

Agreement & Plan of Merger:	Reviewed the terms of the most recent draft of the Agreement & Plan of Merger dated March 16, 2004 and based our opinion on our understanding that the terms and conditions of the draft reviewed will not materially change.
Financial Due Diligence:	Reviewed the Company's recent SEC filings including but not limited to its Annual Report on Form 10-K for each of the three fiscal years ended September 30, 2003 and the latest Form 10-Q dated 12/31/03. Also reviewed certain other historical and current financial data provided by Joule's management including income statement information by business line, projected financial information through FY2005, appraisal of the owned real estate, lease information and revenue by top 10 customers. Also discussed with Company senior management certain internal business, financial and operating information regarding current and forecasted financial information.
Strategic Review:	Participated in certain discussions with Joule's senior management concerning the Company's operational performance and prospects, and strategic rationale for the Transaction.
Comparable Public Companies:	Compared last 12 month ("LTM") and estimated calendar year 2004 revenues and LTM operating cash flow (EBITDA) trading multiples implied by the Merger (evaluated as of March 9th, 2004)) with those of other publicly traded multi-services staffing companies we deemed relevant with enterprise values (market values minus cash and equivalents, plus debt) less than $600 million. Also performed the same analysis using publicly traded multi-services staffing companies revenues of less than $500 million.

SCOPE OF OUR ANALYSIS

Premiums Paid on Public Deals:

Considered recent going private transactions with respect to premiums paid over the target's publicly traded stock price at 1, 5, and 20 trading days prior to the announcement date of the transaction. Performed the same analysis on going private transactions where only a minority interest was acquired and where the transaction value was less than $50 million. Compared these premiums to that of the Transaction's as of the original announcement date of the going private proposal, August 21st, 2003.

Share Prices and Trading:

Reviewed historical reported closing share prices and trading activity for Joule's common stock over the 12 months prior to August 21st, 2003, the original announcement date of the going private transaction. Compared Joule's stock price performance with that of NASDAQ and with public companies we deemed comparable in whole or in part to Joule.

Discounted Cash Flow Analysis:

Reviewed a discounted cash flow analysis and developed a valuation range based on discounted five-year cash flows and a multiple of terminal year EBITDA. The analysis was performed using management projections for 2004 and 2005. Estimated growth and profit margins for 2006 through 2008 were based on historical averages and trends. Industry average trading multiples were applied to arrive at the terminal value.

Liquidation Analysis:

Reviewed a liquidation analysis of the Company provided by Joule's management team. The analysis yielded an estimated range of value that such alternative would have to the Company's stockholders. The analysis assumes the Company's operations would be terminated as of December 31st, 2003 and the Company's assets would be liquidated for cash and distributed to the stockholders. Updata reviewed the liquidation analysis provided by management but did not independently verify the validity of this analysis. Liquidation analysis resulted in a per share valuation range of $.81 - $1.19 per share.

TRANSACTION SUMMARY

TRANSACTION VALUE

Merger Consideration per share

Total Consideration / Equity Value	=	$ 6.30	*million*	
Shares Outstanding		3.71	*million*	*Fully diluted* (1)
Per Share Consideration	=	**$ 1.70**		*Equity Value per Share*

Enterprise Value Calculation

Equity Value		$ 6.30		
Less: Cash		0.18		*Source: Form 10-Q (12/31/03)*
Option Proceeds		0.02		*Source: Stock Option Table provided by Management for in-the-$ options*
Plus: Debt		3.48		*Source: Form 10-Q (12/31/03)*
Enterprise Value	=	$9.58	*million*	

Assumptions

[1] Shares outstanding include 25,000 options owned by management				*Source: Management*
Shares outstanding		3.684	*million*	*Source: Form 10-Q (12/31/03)*
+ Options exercised pre-closing		0.025		*Source: Management / Stock Option Table: in-the-$ options*
	Total:	3.71	*million*	

TRANSACTION SUMMARY

The following summary of Transaction terms reflect our understanding of the draft of Schedule 14C Information Statement dated March 16, 2004 and the draft of the Agreement & Plan of Merger dated March 16, 2004. This summary should be read in conjunction with the entire Statement as the terms discussed herein are abbreviated and relate primarily to the financial and economic terms of the Information Statement.

Purchase Price:	Each share of the common stock of Joulé, other than shares of common stock owned by the JAC Group and other than shares of common stock held by stockholders who perfect their appraisal rights under Delaware law, will be converted into the right to receive $1.70 in cash, without interest.
Transaction Structure:	JAC will merge into Joulé, with Joulé surviving the Merger. After the Merger, Joulé will be wholly owned by the members of the JAC Group. As a result of the Merger, each share of Joulé common stock that is now outstanding will be canceled. New shares of Joulé (as the surviving corporation) will be issued to the members of the JAC Group. Accordingly, Joulé common stock will no longer be listed on the American Stock Exchange or any other securities exchange and will be eligible for termination of registration under the Securities Exchange Act of 1934.
[Financing:	The JAC Group has obtained a financing commitment from Fleet Bank ("Fleet Bank") to provide funds for the Merger. The financing will be secured by assets of Joule upon completion of the Merger.
Timing:	The Merger is expected to be completed promptly after the expiration of 20 days after the Information Statement is mailed to stockholders.

TRANSACTION SUMMARY

The following summary of Transaction terms reflect our understanding of the draft of Schedule 14C Information Statement dated March 16, 2004 and the draft of the Agreement & Plan of Merger dated March 16, 2004. This summary should be read in conjunction with the entire Statement as the terms discussed herein are abbreviated and relate primarily to the financial and economic terms of the Information Statement.

Termination of Merger:	The Merger Agreement can be terminated at any time before the Effective Time of the Merger: (i) by mutual consent of JAC and Joulé; (ii) by either JAC or Joulé, if any court or other governmental entity has restrained or prohibited the Merger in a final and nonappealable order, decree or ruling; or (iii) by JAC at any time prior to the Effective Time if Joule engages in discussions or negotiations with a Third Party
Merger Conditions	The Merger is conditioned on, among other things, (i) The absence of any injunction or order of any court or other governmental entity prohibiting the merger; (ii) The absence of any adverse change, effect, event, occurrence or state of facts affecting the financial condition, business, assets, properties, operations or results of operations of Joulé which is material to Joulé; (iii) JAC receiving the commitment for the funds necessary to complete the Merger; and (iv) The Board of Directors not having withdrawn its approval of the Merger

IMPLIED TRANSACTION MULTIPLES OF THE MERGER

Per Share Equity Value	=	$1.70		
Total Equity Value	=	$6.30	*million*	
Plus: Debt	=	3.48		*Source: Form 10-Q (12/31/03)*
Less: Cash	=	0.18		*Source: Form 10-Q (12/31/03)*
Option Exercise Proceeds	=	0.02		*Source: Stock Option Table provided by Management for in-the-$ options*
Enterprise Value	=	$9.58	*million*	

Implied Transaction Multiples*

		Joule Metric		Implied Multiples Enterprise Value
LTM Revenue	=	$68.72	*million*	**0.14x**
LQA Revenue	=	$68.06		**0.14x**
2004CY Revenue	=	$72.60		**0.13x**
LTM EBITDA	=	$0.94		**10.20x**
LQA EBITDA	=	$1.60		**6.00x**
2004CY EBITDA	=	$1.60		**5.98x**

Implied Transaction Premium

	Offer Premium vs. JOL Closing Price**: 1 day prior	5 days prior	20 days prior
Offer Price Per Share $1.70	**30.8%**	**30.8%**	**47.8%**

* LTM = Last Twelve Months; LQA = Last Quarter Annualized

** Closing price as of August 20, 2003.

OVERVIEW OF JOULE, INC.

JOULE FINANCIAL SUMMARY

($ and shares in millions, except per share amounts as noted)

SHARE PRICE AND MARKET CAPITALIZATION	
Stock Price (3/16/04)	$1.58
52 Week Closing High (1/26/04)	$1.64
52 Week Closing Low (4/11/03)	$0.80
Shares Outstanding	3.68
Cash as of 12/31/03	0.2
Debt as of 12/31/03	3.5
Market Capitalization	5.8
Enterprise Value	9.1

MARKET MULTIPLES	Multiples
Enterprise Value / 2003 Revenue	0.13x
Enterprise Value / 2004E Revenue	0.13x
Enterprise Value / 2003 EBITDA	14.9x
Enterprise Value / 2004E EBITDA	5.6x

ANNUAL FINANCIALS		Fiscal Year Ended September 30, 2001	2002	2003	2004E	Calendar Year Ended December 31, 2004E*
Revenues		78.7	72.8	68.7	71.0	72.6
	Y/Y Growth	*2.8%*	*-7.4%*	*-5.6%*	*3.3%*	
Cost of revenue		63.1	58.8	55.8	57.3	58.8
Gross profit		15.6	14.0	12.9	13.7	13.8
	Gross margin	*19.8%*	*19.3%*	*18.8%*	*19.3%*	*19.0%*
SG&A		14.3	14.2	13.2	13.0	13.1
EBIT		$ 1.3	$ (0.1)	$ (0.3)	$ 0.7	$ 0.7
D&A		0.9	0.9	0.9	0.9	0.9
EBITDA		$ 2.1	$ 0.8	$ 0.6	$ 1.6	$ 1.6

* Estimates from Joule management.

JOULE BALANCE SHEET AS OF 12/31/03

$ in millions

ASSETS			LIABILITIES AND STOCKHOLDER'S EQUITY		
Current Assets			Current Liabilities		
Cash	$	0.2	Loans payable to bank	$	3.5
Accounts receivable, net		7.8	Accounts payable and accrued expenses		1.4
Prepaid Insurance		1.3	Accrued payroll and related taxes		1.2
Prepaid expenses and other assets		0.5			
Total Current Assets		9.8	Total Current Liabilities		6.1
Non Current Assets			Non Current Liabilities		
Property and equipment		3.5	Capital Lease Obligations		0.1
Goodwill		1.2	Deferred compensation		0.2
Other assets		0.5			
Total Assets		15.0	Total Liabilities		6.3
			Stockholders' Equity		
			Common stock		0.0
			Additional paid-in capital		3.7
			Retained Earnings		5.4
			Less: Treasury Stock		(0.4)
			Total Stockholders' Equity		8.7
TOTAL ASSETS	$	15.0	TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$	15.0

JOULE INCOME STATEMENT PERFORMANCE

Dollars in US millions; calendar year quarters


Total Revenue
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
Q3 01
Q4 01
Q1 02
Q2 02
Q3 02
Q4 02
Q1 03
Q2 03
Q3 03
Q4 03
Q1 04


Operating Cash Flow (EBITDA)
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
($0.2)
($0.4)
Q1 01
Q2 01
Q3 01
Q4 01
Q1 02
Q2 02
Q3 02
Q4 02
Q1 03
Q2 03
Q3 03
Q4 03
Q1 04

UPDATA CAPITAL

JOULE BALANCE SHEET PERFORMANCE

Dollars in US millions; calendar year quarters



Net Debt
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Q1 01
Q2 01
Q3 01
Q4 01
Q1 02
Q2 02
Q3 02
Q4 02
Q1 03
Q2 03
Q3 03
Q4 03
Q1 04



Book Equity
$9.4
$9.2
$9.0
$8.8
$8.6
$8.4
$8.2
$8.0
Q1 01
Q2 01
Q3 01
Q4 01
Q1 02
Q2 02
Q3 02
Q4 02
Q1 03
Q2 03
Q3 03
Q4 03
Q1 04

OFFER ANALYSIS

SUMMARY VALUATION



Historical JouleClosing Price Range (1)
Last 30 trading days
Last 60 trading days
Last 90 trading days
Twelve Months
Comparable Company Analysis (2)(3)(4)
Multi-Service Staffing
LTM EV / Revenue (0.10x - 0.34x)
EV / CY2004E Revenue (0.15x - 0.18x)
LTM EV / EBTIDA (7.3x - 18.3x)
Multi-Service Staffing<$500MM Revenues (4)
LTM EV / Revenue (0.13x - 0.34x)
LTM EV / EBTIDA (10.6x - 12.4x)
Precedent Transactions (4)
LTM EV / Revenue (0.10x - .62x)
LTM EV / EBTIDA (3.9x - 8.9x)
Going Private Transaction Premiums
All Transactions
Premium - 1 day Prior
Premium - 5 days Prior
Premium - 20 days Prior
Transactions under $50MM in value
Premium - 1 day Prior
Premium - 5 days Prior
Premium - 20 days Prior
Transactions - minority interest is acq.
Premium - 1 day Prior
Premium - 5 days Prior
Premium - 20 days Prior
Discounted Cash Flow
EBITDA Multiple Terminal Value
$1.3
$1.17
$1.10
$1.05
$2.97
$2.33
$2.15
$3.44
$2.09
$5.29
$0.74
$1.67
$1.70
$1.52
$1.73
$1.77
$1.56
$1.62
$1.63
$1.50
$1.82
Current Proposal: Share Price: $1.70
$0.00
$1.00
$2.00
$3.00
$4.00

Notes:

1. As of August 20, 2003.
2. Based on share prices as of March 16, 2004.
3. Based on equity analyst estimates provided through I/B/E/S
4. Range for certain multiple values too large to fit in chart

UPDATA CAPITAL

SUMMARY VALUATION

Methodology	Joule Financial Statistic	Range of Multiple / Premium Low	Range of Multiple / Premium High	Equity Value ($MM) Low	Equity Value ($MM) High	Price / Share (2) Low	Price / Share (2) High
Comparable Company Analysis (1)							
Multi-Service Staffing							
LTM EV / Revenue (3)	$68.7	0.10x	0.34x	$3.8	$20.4	$1.02	$5.54
EV / CY2004 Revenue (3)(4)	72.6	0.15x	0.18x	7.27	9.6	1.97	2.61
LTM EV/EBITDA (3)	0.94	7.3x	18.3x	3.6	13.9	0.97	3.77
Multi-Service Staffing < $500MM Revenues							
LTM EV / Revenue (3)	68.7	0.13x	0.34x	5.5	20.4	1.49	5.54
LTM EV/EBITDA (3)	0.94	10.6x	12.4x	6.7	8.4	1.81	2.28
Precedent Transactions							
LTM EV / Revenue (3)	68.7	0.10x	0.62x	3.8	39.1	1.02	10.62
LTM EV/EBITDA (3)	0.94	3.9x	8.9x	0.352	5.1	0.10	1.37
Going Private Transaction Premiums							
All Transactions							
Premium - 1 day Prior	1.30	-2.4%	86.7%	4.7	8.9	1.27	2.43
Premium - 5 days Prior	1.30	-17.1%	93.1%	4.0	9.2	1.08	2.51
Premium - 20 days Prior	1.15	-2.6%	86.9%	4.1	7.9	1.12	2.15
Transactions under $50MM in value							
Premium - 1 day Prior	1.30	-2.2%	86.7%	4.7	8.9	1.27	2.43
Premium - 5 days Prior	1.30	0.6%	93.1%	4.8	9.2	1.31	2.51
Premium - 20 days Prior	1.15	-2.2%	83.8%	4.1	7.8	1.12	2.11
Transactions where minority interest was acquired							
Premium - 1 day Prior	1.30	-2.4%	79.8%	4.7	8.6	1.27	2.34
Premium - 5 days Prior	1.30	-17.1%	81.8%	4.0	8.7	1.08	2.36
Premium - 20 days Prior	1.15	1.9%	86.9%	4.3	7.9	1.17	2.15

Notes:

1. As of 3/16/04.
2. Based on fully diluted shares outstanding including options.
3. Equity value reflects the enterprise value minus net debt of $3.3MM.
4. Joule estimates provided by Joule management.

JOULE TRADING HISTORY LTM AS OF AUGUST 20TH, 2003

last	Low	Mean	High
30 trading days	$ 1.10	$ 1.30	$ 1.48
60 trading days	0.96	1.17	1.48
90 trading days	0.85	1.10	1.48
twelve months	0.70	1.05	1.48



Joule receives going private proposal
Volume in thousands
12,000
10,000
8,000
6,000
4,000
2,000
0
Price
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
Aug-02
Sep-02
Oct-02
Nov-02
Dec-02
Jan-03
Feb-03
Mar-03
Jun-03
Jul-03
Aug-03

Source: Baseline

Reflects daily closing share prices and daily trading volume

COMPARABLES TRADING HISTORY AFTER AUGUST 20TH, 2003



As of November 11th, 2003
Comparable: +10%
Nasdaq: +1%
JAC extends tender offer; stock price at $1.51.
JAC increases per share offer to $1.54; stock price at $1.60.
Updata delivers Fairness Opinion to Special Committee; stock price at $1.38.
JAC commences tender offer and raises share offer to $1.52: stock price at $1.50.
Joule receives going private proposal; stock price at $1.34.
% Change
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
(5%)
(10%)
Aug-03
Sep-03
Oct-03
Nov-03
Dec-03
Jan-04
Feb-04
Joule +18%
Nasdaq +9%
Comparables +32%

Source: Baseline

*Comparables include AIH, BUTL, CDI, CFS, HIR, JOB, HHGP, KFRC, REMX, SFN, VOL, WSTF

UPDATA CAPITAL

STOCK TRADING ANALYSIS – CLOSING SHARE PRICE DISTRIBUTION



Current Proposal
$1.70
Joule Closing Share Price
$2.85
1.90
1.80
1.70
1.60
1.50
1.40
1.30
1.20
1.10
1.00
.90
.80
.70
$2.85
$1.60
$1.25
$1.09
$.70
$1.20
$1.07
$1.05
$1.00
$.90
$1.20
$1.05
$.99
$.95
$.85
$1.49
$1.40
$1.39
$1.20
$1.10
2002
Q1 2003
Q2 2003
Q3 2003
QUARTILES:
<25%
25% - 50%
50% - 75%
75% - 100%

Source: Baseline

UPDATA CAPITAL

COMPARABLE COMPANY ANALYSIS

($ in Millions)	Market Value				Financial Data		EV as a Multiple				PE Multiple	
Company	Stock Price	% of 52 Week High	Market Cap	Enterprise Value	LTM Gross Margin	LTM EBITDA Margin	LTM Revenue	CY2004 [1] Revenue	LTM EBITDA	CY2004 [1] EBITDA	LTM	CY2004 [1]
Ablest Inc.	$ 7.30	74.5%	$ 21.2	$ 19.6	17.0%	1.5%	0.19x	NA	12.4x	NA	7.4x	NA
Butler International	1.71	79.5%	20.2	77.9	17.7%	(0.9%)	0.34x	NA	NM	NA	NM	NA
CDI Corporation	28.32	81.5%	559.3	486.5	24.2%	4.2%	0.46x	0.43x	10.8x	8.8x	24.8x	19.1x
Comforce	1.28	85.3%	21.3	145.4	17.4%	3.7%	0.40x	NA	10.6x	NA	7.5x	NA
Diversified Corporate Resources	3.15	70.0%	9.5	15.2	30.1%	(2.5%)	0.29x	NA	NM	NA	NM	NA
General Employment Enterprise	1.10	56.4%	5.6	2.3	49.5%	(13.9%)	0.13x	NA	NM	NA	NM	NA
Hudson Highland Group	23.87	84.5%	203.2	177.1	37.1%	(5.5%)	0.16x	0.15x	NM	NA	NM	NA
Remedytemp	13.00	91.2%	117.2	86.3	15.2%	(3.3%)	0.18x	0.17x	NM	NA	NM	NA
Stratus Services Group	0.21	38.2%	5.0	21.7	14.5%	(0.2%)	0.25x	NA	NM	NA	NM	NA
Venturi Partners	12.50	83.3%	58.0	118.1	21.6%	2.0%	0.24x	NA	12.1x	NA	5.9x	NA
Volt Information Sciences	23.50	95.7%	357.8	302.0	6.4%	2.5%	0.18x	0.18x	7.3x	NA	51.1x	31.3x
Westaff Inc [5]	2.07	71.2%	33.1	54.7	17.0%	0.6%	0.10x	NA	18.3x	NA	NM	NA
						Multi-Service Staffing [4]						
						Mean	0.21x	0.16x	11.9x	8.8x	19.3x	25.2x
						Median	0.18x	0.17x	11.4x	8.8x	7.5x	25.2x
						High	0.34x	0.18x	18.3x	8.8x	51.1x	31.3x
						Low	0.10x	0.15x	7.3x	8.8x	5.9x	19.1x
						Multi-Service Staffing Companies under $500 million in Revenue [3]						
						Mean	0.23x		11.7x		6.9x	
						Median	0.24x		12.1x		7.4x	
						High	0.34x		12.4x		7.5x	
						Low	0.13x		10.6x		5.9x	
Joule [4]	1.70	NA	6.3	9.6	19.2%	1.4%	0.14x	0.13x	10.2x	6.0x	NM	NM

Notes:

Numbers boxed in not included in calculations

(1) Estimates are from Reuters.

(2) Includes all companies.

(3) Includes AIH, HIR, BUTL, REMX, CFS, SERV, JOB, VPTR

(4) Price is the offer price of the proposed deal.

(5) Balance sheet data is of 7/12/03

PRECEDENT TRANSACTIONS ANALYSIS

Dollars in millions

Date Closed	Seller	Buyer	Enterprise Value		LTM Revenue	Multiple of Revenue	Multiple of EBITDA
Pending	Hall Kinion	Kforce	$ 71.2		$ 162.0	0.44x	NM
Pending	Skills Resource Training Center	Barrett Business Services	5.0		20.0	0.25x	NM
Dec-03	Medical staffing company	World Health Alternatives	4.2		7.2	0.58x	NM
Nov-03	Atlantic Data	Management	3.7		19.0	0.20x	NM
Oct-03	SOS Staffing Services	Hire Calling Holding	17.4		169.9	0.10x	3.9x
Aug-03	U.S. Nursing	Clarion Capital Group	141.9		230.0	0.62x	NM
Jun-03	AlphaNet Solutions	Ciber	5.8		25.9	0.22x	NM
Jun-03	The Judge Group	Management Group	15.4		81.1	0.19x	8.9x
Jun-03	ECE (fka Spectrum Contact Srvs)	H.I.G. Capital	ND		100.0	ND	ND
Jun-03	Med-Staff	Cross Country Healthcare	141.5		162.0	0.87x	ND
Dec-02	Travel Nurses International	Medical Staffing Network	12.3		34.4	0.36x	7.2x
Dec-02	Medic-One Group	Allied Healthcare	22.2		ND	ND	ND
Oct-02	Fluor Division	National Technical Systems	ND		75.0	ND	ND
Sep-02	Rapid Design Service	Bartech Technical Services	ND		ND	ND	ND
Aug-02	OnStaff	Hall Kinion	33.0	[2]	35.2	0.94x	ND
Aug-02	CNC Global (US offices)	Technisource (sub of Intellimark)	ND		ND	ND	ND
Jul-02	Technisource	Intellimark	28.2		134.8	0.21x	8.8x
Jun-02	ProCare One Nurses	Horizon Health	12.5		24.0	0.52x	ND
Apr-02	Decision Consultants	Ciber	62.5		120.0	0.52x	5.7x
Apr-02	Health Resource Management	AMN Healthcare Services	9.3		12.5	0.75x	6.3x
Jan-02	Provisional Employment Solutions	Stratus Services Group	2.7	[3]	23.0	0.12x	3.9x

	Multiple of Revenue	Multiple of EBITDA
Mean	0.33x	6.4x
Median	0.22x	6.3x
High	0.62x	8.9x
Low	0.10x	3.9x

** Outliers, as indicated by a box, are excluded from mean, median, high and low calculations*

1) Transaction value and financial data have been updated to reflect current values.

2) Enterprise Value includes $13 million earn-out.

3) Enterprise Value includes $1.2 million earn-out.

GOING PRIVATE TRANSACTIONS ANALYSIS - PREMIUMS

Announce Date	Target Name	Acquirer Name	Deal Value	Offer Price	Premiums* 1-Day Prior	5 Days Prior	30 Days Prior
[illegible]	Uni-Marts Inc	Management	[illegible]	[illegible]	[illegible]	[illegible]	36.4%
[illegible]	Boyd Bros Transportation	Management	61.96	7.00	0.8%	26.8%	34.4%
[illegible]	Reeds Jewelers Inc	Management	36.75	1.85	69.7%	75.4%	63.7%
[illegible]	Integrity Media Inc	Management	49.43	6.35	35.1%	46.7%	83.8%
[illegible]	OAO Technology Solutions	Management	64.39	3.15	0.6%	11.3%	14.1%
[illegible]	Media Arts Group Inc	Management	30.37	4.00	76.3%	80.3%	81.8%
[illegible]	Pivotal	Oak Investment Partners	$47.0	$1.78	(0.3%)	4.1%	(0.6%)
[illegible]	FTD Inc	Leonard Green & Partners LP	401.67	24.85	2.3%	12.1%	(0.6%)
[illegible]	OneSource Information Svs	ValueAct Capital Partners LP	91.47	9.60	9.3%	31.6%	17.7%
[illegible]	Cysive	Management	$56.4	$3.22	0.6%	0.4%	11.0%
[illegible]	Atlantic Data Services	Management	17	3.00	1.0%	2.0%	26.0%
[illegible]	RWD Technologies	Management	33.3	2.10	[illegible]	[illegible]	[illegible]
[illegible]	Lillian Vernon Corporation	Ripplewood Holdings, LLC	58.8	7.35	30.4%	74.7%	71.3%
[illegible]	Judge Group, Inc.	Management	15.4	0.88	17.1%	10.8%	17.1%
[illegible]	RDO Equipment	RDO Tender Co.	46.7	6.23	30.8%	31.1%	38.9%
[illegible]	Landair Corp.	Management	97.7	13.00	35.0%	31.0%	34.9%
[illegible]	BWAY Corporation	Kelso Corporation	391.7	20.00	42.9%	44.9%	38.9%
[illegible]	EXCO Resources, Inc.	Management	309.4	17.00	14.1%	16.0%	16.3%
[illegible]	U.S. Vision	Kayak Acquisition (Management)	83.4	4.35	35.0%	13.3%	30.8%
[illegible]	[illegible] Systems	Management	88.3	7.65	68.3%	33.6%	43.3%
[illegible]	The Rottlund Company, Inc.	Management	69.0	9.00	46.1%	36.0%	30.6%
[illegible]	Leapnet, Inc.	Management	(4.7)	1.35	8.7%	10.1%	(0.3%)
[illegible]	Ugly Duckling	UDC Acquisition Corp.	48.3	3.50	0.8%	1.4%	3.7%
[illegible]	Market America, Inc.	Management Group	86.0	8.00	79.8%	81.8%	86.9%
[illegible]	[illegible] International, Inc.	Private Investor Group	15.8	3.80	86.7%	93.1%	63.8%
[illegible]	NCH Corporation	Ranger Merger Corporation	188.0	47.60	21.3%	30.9%	7.6%
[illegible]	National Home Centers	The Newman Family	23.1	1.30	4.3%	4.3%	6.3%
[illegible]	Quizno's	Firenze Corp.	62.3	8.50	10.7%	6.4%	7.1%
[illegible]	Pierre Foods, Inc.	Management	123.3	1.31	(2.4%)	(17.1%)	1.9%
[illegible]	PJ America, Inc.	Management	39.6	8.00	30.7%	39.1%	33.1%
[illegible]	Eagle Point Software	Management Group	16.6	6.40	42.3%	60.6%	60.0%
[illegible]	Black Hawk Gaming	Management	33.3	11.00	67.7%	57.1%	57.1%
[illegible]	[illegible] Inc.	Management	35.4	5.45	39.4%	46.3%	57.1%

All Transactions

	1-Day Prior	5 Days Prior	30 Days Prior
Mean	28.3%	31.0%	32.4%
Median	17.7%	22.4%	26.9%
High	86.7%	93.1%	86.9%
Low	(2.4%)	(17.1%)	(0.6%)

Transactions < $50mm in deal value

	1-Day Prior	5 Days Prior	30 Days Prior
Mean	33.3%	36.3%	35.9%
Median	18.9%	35.0%	34.0%
High	86.7%	93.1%	83.8%
Low	(0.3%)	0.6%	(0.3%)

Transactions where a minority interest was acquired

	1-Day Prior	5 Days Prior	30 Days Prior
Mean	24.9%	35.0%	30.7%
Median	13.8%	11.3%	34.9%
High	79.8%	88.8%	86.9%
Low	(2.4%)	(17.1%)	1.9%

* [illegible]

[illegible]

Source: Bloomberg

UPDATA CAPITAL

COMPARABLES TRADING HISTORY AS OF AUGUST 20TH, 2003



Implied % Change at $1.70: 42%
30%
20%
10%
0%
(10%)
(20%)
(30%)
(40%)
(50%)
% Change
Joule +8%
Nasdaq +26%
Comparables +5%

Source: Baseline
*Comparables include AIH, BUTL, CDI, CFS, HIR, JOB, HHGP, KFRC, REMX, SFN, VOL, WSTF

DISCOUNTED CASH FLOW ANALYSIS

		Year ended Sept. 30,			Year ended Sept. 30,				
		2001	2002	2003	2004	2005	2006	2007	200
Sales		$78.7	$72.8	$68.7	$71.0	$74.4	$78.1	$82.0	$86.
Sales Growth			*-7%*	*-6%*	*3%*	*5%*	*5%*	*5%*	*5%*
Direct Costs		63.1	58.8	55.8	57.3	59.9	62.5	65.6	68.9
% of Sales		*80.2%*	*80.7%*	*81.2%*	*80.7%*	*80.5%*	*80.0%*	*80.0%*	*80.0*
SG&A		14.3	14.2	13.2	13.0	13.7	14.1	14.6	15.3
% of Sales		*18.2%*	*19.4%*	*19.2%*	*18.3%*	*18.4%*	*18.0%*	*17.8%*	*17.8*
EBIT		1.3	(0.1)	(0.3)	0.7	0.8	1.6	1.8	1.9
Less: Taxes	41.0%	(0.5)	0.0	0.0	(0.3)	(0.3)	(0.6)	(0.8)	(0.8
Tax-effected EBIT		0.7	(0.1)	(0.3)	0.4	0.5	0.9	1.1	1.1
Plus: Depreciation		1.0	0.9	0.9	0.9	0.8	0.8	0.8	0.8
Less: Capital Expenditures				(0.4)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5
Less: Changes in Working Capital				0.8	(0.0)	(0.3)	(0.3)	(0.3)	(0.3
Free Cash Flow				$1.0	$0.8	$0.5	$0.9	$1.1	$1.1

EBITDA Multiple

	A	+	B			=	C		
Discount Rate (c)	Discounted (a) Cash Flows (2004-2008)		PV of Terminal Value as a Multiple of 2008 EBITDA (b) 4.0x	5.0x	6.0x		Firm Value 4.0x	5.0x	6.0x
9.8%	$3.3		$6.9	$8.6	$10.3		$10.1	$11.8	$13.6
10.8%	$3.2		$6.5	$8.2	$9.8		$9.7	$11.4	$13.0
11.8%	$3.1		$6.3	$7.8	$9.4		$9.4	$10.9	$12.5
12.8%	$3.0		$6.0	$7.5	$9.0		$9.0	$10.5	$12.0
13.8%	$2.9		$5.7	$7.2	$8.6		$8.7	$10.1	$11.5
14.8%	$2.9		$5.5	$6.9	$8.2		$8.4	$9.7	$11.1
15.8%	$2.8		$5.3	$6.6	$7.9		$8.0	$9.4	$10.7
16.8%	$2.7		$5.0	$6.3	$7.5		$7.8	$9.0	$10.3
17.8%	$2.7		$4.8	$6.0	$7.2		$7.5	$8.7	$9.9
18.8%	$2.6		$4.6	$5.8	$6.9		$7.2	$8.4	$9.5
19.8%	$2.5		$4.4	$5.5	$6.6		$7.0	$8.1	$9.2

-	D	=	E						
Discount Rate	Net Debt @ Sept 2003		Total Equity Value 4.0x	5.0x	6.0x		Per Share Value 4.0x	5.0x	6.0x
9.8%	$3.0		$7.1	$8.8	$10.5		$1.91	$2.37	$2.83
10.8%	$3.0		$6.7	$8.3	$10.0		$1.80	$2.25	$2.69
11.8%	$3.0		$6.3	$7.9	$9.4		$1.70	$2.13	$2.55
12.8%	$3.0		$6.0	$7.5	$9.0		$1.61	$2.01	$2.41
13.8%	$3.0		$5.6	$7.1	$8.5		$1.52	$1.90	$2.29
14.8%	$3.0		$5.3	$6.7	$8.0		$1.43	$1.80	$2.17
15.8%	$3.0		$5.0	$6.3	$7.6		$1.35	$1.70	$2.05
16.8%	$3.0		$4.7	$6.0	$7.2		$1.27	$1.61	$1.95
17.8%	$3.0		$4.4	$5.6	$6.8		$1.19	$1.52	$1.84
18.8%	$3.0		$4.2	$5.3	$6.5		$1.12	$1.43	$1.75
19.8%	$3.0		$3.9	$5.0	$6.1		$1.05	$1.35	$1.65

(a) Present values calculated as of Sept. 30, 2003

(b) Discounted 5 years; based on 2008 EBITDA of $2.7 MM

(c) Discount rate calculated using WACC.

UPDATA CAPITAL

FAIRNESS OPINION LETTER

UPDATA CAPITAL